SCHEDULE 14A INFORMATION

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Endwave Corporation
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ENDWAVE CORPORATION

990 Almanor Avenue

Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 22, 2003

TO THE STOCKHOLDERS OF ENDWAVE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Endwave Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, July 22, 2003, at 9:00 a.m. local time at its corporate headquarters at 990 Almanor Avenue, Sunnyvale, California for the following purposes:

(1)	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

(2)	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 5, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Julianne M. Biagini

Corporate Secretary

Sunnyvale, California

June 11, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ENDWAVE CORPORATION

990 Almanor Avenue

Sunnyvale, CA 94085

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

July 22, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Endwave Corporation, a Delaware corporation (“Endwave”), for use at the Annual Meeting of Stockholders to be held on July 22, 2003, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our corporate headquarters at 990 Almanor Avenue, Sunnyvale, California. We intend to mail this proxy statement and accompanying proxy card on or about June 11, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of our common stock at the close of business on June 5, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 5, 2003 we had outstanding and entitled to vote 9,076,988 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 990 Almanor Avenue, Sunnyvale, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “Commission”) is February 11, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must ensure that such proposal or nomination is delivered to or mailed and received not later than April 24, 2004, nor earlier than March 25, 2004. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our common stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of five members. There are two in the class whose term of office expires in 2003. Both nominees for election to this class are directors who were previously appointed by the Board prior to the closing of our initial public offering on October 20, 2000. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. The age specified for each director is as of March 31, 2003.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

Edward A. Keible, Jr.

Mr. Keible, age 59, has served as the President and Chief Executive Officer of Endwave and as a director of Endwave since January 1994. From 1973 until 1993, Mr. Keible held various positions at Raychem Corporation, a manufacturer of electrical and electronic products, culminating in the position of Senior Vice President with specific oversight of Raychem’s International and Electronics Groups. Mr. Keible has been awarded three patents in the fields of electronics and communications. Mr. Keible holds a B.A. in engineering sciences and a B.E. and an M.E. in materials science from Dartmouth College and an M.B.A. from Harvard Business School.

Edward C.V. Winn

Mr. Winn, age 64, has served as a director of Endwave since July 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor manufacturer, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Previously, Mr. Winn served in various capacities with Avantek, Inc., a microwave component and subsystem manufacturer, most recently as Product Group Vice President. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Mr. Winn serves as a member on the Board of Directors of OmniVision Technologies, Inc. and NASSDA Corp.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Carol Herod Sharer

Ms. Sharer, age 52, has served as a director of Endwave since April 2001. Ms. Sharer is Chief Executive Officer of McKinley Marketing Partners, Inc., a company she helped found, and has held such position since 1996. From 1993 to 1995, Ms. Sharer was an independent contractor, working primarily with regional Bell operating companies. From 1991 to 1993 Ms. Sharer held various positions at MCI, a telecommunications company, most recently as Senior Vice President for Program Management and Planning. Ms. Sharer holds a B.A. in Economics from Florida International University and an M.B.A. from George Washington University with a concentration in finance.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Randolph Blotky

Mr. Blotky, age 57, has served as a director of Endwave since October 2001. Since July 2001, Mr. Blotky has served as the Chairman and Chief Executive Officer of Technology Convergence Partners LLC, a management consulting firm specializing in media, marketing and communications. From 1990 to 2001, Mr. Blotky served as the Senior Vice President and then as the Executive Vice President, Worldwide Consumer Products, for Warner Bros., a division of AOL Time Warner, a global media and entertainment company. Prior to working for Warner Bros., Mr. Blotky held various senior executive positions in the media and entertainment industry at MGM/UA, United Artists and CBS, was a partner at the law firm of Mitchell, Silberberg & Knapp and worked as a physicist in the aerospace industry. Mr. Blotky holds a B.S. in engineering physics from the University of California Berkeley, attended graduate school in astrophysics at Massachusetts Institute of Technology, and holds a J.D. from the University of California Los Angeles School of Law.

Robert D. Pavey

Mr. Pavey, age 60, has served as a director of Endwave since May 1994. Mr. Pavey has served as a General Partner of Morgenthaler Ventures, a venture capital firm, since 1969. Mr. Pavey holds a B.A. in physics from The College of William and Mary, an M.S. in metallurgy from Columbia University, and an M.B.A. from Harvard Business School. Mr. Pavey serves as a member of the Board of Directors of Entivity, Ignis Optics, Lamina Ceramics, Paratek Microwave and VSK Photonics.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2002 the Board met eight times and acted by unanimous written consent two times. The Board has an Audit Committee and a Compensation Committee, and does not have a standing Nominating Committee.

During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our executive officers, awards stock options and stock bonuses to eligible executives, employees and consultants under our 2000 Equity Incentive Plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2002, the Compensation Committee was composed of two non-employee directors: Mr. Pavey, Chairman of the Committee, and Ms. Sharer. The Compensation Committee met four times and acted by unanimous written consent two times.

The Audit Committee’s responsibilities include the following: to meet with our independent auditors at least annually to review the scope and results of the annual audit; recommend to the Board the independent auditors to be retained; and receive and consider the auditors’ comments as to internal controls, accounting staff, management performance, and procedures performed and results obtained in connection with the audit. During fiscal 2002, the Audit Committee was composed of three directors: Mr. Winn, Chairman of the Committee, Ms. Sharer and Mr. Pavey. All current members of the Audit Committee are independent directors (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee met four times during fiscal 2002. In May 2003, the Board approved an amended Audit Committee charter. The amended charter is attached to these proxy materials as Appendix A.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board and the other Board members have selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Endwave and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDITOR’S FEES

Audit Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of our financial statements for such fiscal year and for the review of our interim financial statements was $240,185.

Financial Information Systems Design and Implementation Fees.    During the fiscal year ended December 31, 2002, we did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation.

All Other Fees.    During fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $28,889. Other fees generally include fees for tax and 401(k) audit services.

The Audit Committee has determined the rendering of the other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of May 1, 2003 by: (i) our Chief Executive Officers and our three other most highly compensated executive officers (the “Named Executive Officers”); (ii) each director; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Name and Address	Number of Shares	% of Total (2)
Northrop Grumman Space & Mission Systems Corp. (3) 1840 Century Park East Los Angeles, CA 90067	3,473,312	38.27%
Edward A. Keible, Jr. (4) c/o Endwave 990 Almanor Avenue Sunnyvale, CA 94085	555,886	5.84%
Donald J. Dodson, Jr.	2,250	*
Julianne M. Biagini (5)	189,508	2.05%
John J. Mikulsky (6)	218,633	2.36%
Randolph Blotky (7)	4,504	*
Robert D. Pavey (8)	247,618	2.73%
Carol Herod Sharer (7)	6,093	*
Edward C.V. Winn (9)	14,217	*
All directors and executive officers as a group (8 persons) (10)	1,238,709	12.50%

*	Less than one percent.
(1)	This table is based upon information supplied to us by our officers, directors and principal stockholders and upon any Schedules 13D or 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Applicable percentages are based on 9,076,988 shares outstanding on May 1, 2003, adjusted as required by rules promulgated by the Commission.
(3)	The shares are held by Northrop Grumman Space & Mission Systems Corp. (formerly TRW Inc.) (“Northrop Grumman S&MS”), a wholly owned subsidiary of Northrop Grumman Corporation. Northrop Grumman S&MS has the direct power to vote and direct the disposition of the shares. Northrop Grumman Corporation, as the sole parent of Northrop Grumman S&MS has the indirect power to vote and dispose of the shares.
(4)

Includes 443,312 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 236,254 shares would be subject to repurchase by us. Also includes 104,703 shares held by the Keible Family Trust of which Mr. Keible is co-trustee and 625 shares held by Mr. Keible’s father-in-law. Mr. Keible’s spouse shares voting and investment power over the shares held by Mr. Keible’s father-in-law.

(5)	Includes 179,095 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 101,575 shares would be subject to repurchase by us. Also includes 1,234 shares held in a trust for the benefit of Ms. Biagini’s daughter.
(6)	Includes 205,567 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 106,039 shares would be subject to repurchase by us.
(7)	Represents shares issuable upon exercise of options exercisable within 60 days of the date of this table.
(8)	Includes 123,517 shares held by Morgenthaler Venture Partners V and 57,958 shares held by Morgenthaler Management Partners III. Mr. Pavey, a director of Endwave, is a general partner of Morgenthaler Management Partners, which is the manager of Morgenthaler funds. In such capacity, Mr. Pavey may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares owned by the Morgenthaler funds. Mr. Pavey disclaims beneficial ownership of the shares held by the Morgenthaler funds within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also includes 57,550 shares held by a family partnership. Also includes 8,593 shares issuable upon exercise of options exercisable within 60 days of the date of this table.
(9)	Includes 12,967 shares issuable upon exercise of options exercisable within 60 days of the date of this table.
(10)	See footnotes 4 through 9 above, as applicable. Includes 860,131 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 443,868 shares would be subject to a repurchase right by us.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of the end of December 31, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	2,388,251	$4.05	811,969	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	2,388,251	$4.05	811,969

(1)	Each year on October 17, starting in 2001 and continuing through 2005, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2000 Equity Incentive Plan is automatically increased by the lesser of 3,000,000 shares or 6% of the total number of shares of common stock outstanding on that date or such lesser amount as may be determined by the Board. In addition, each year on October 17, starting in 2001 and continuing through 2005, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2000 Employee Stock Purchase Plan is automatically increased by the lesser of 350,000 shares or 1.5% of the total number of shares of common stock outstanding on that date or such lesser amount as may be determined by the Board.
(2)	Includes 79,429 shares issuable under the 2000 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Endwave. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

In April 2001, we adopted a policy whereby each of our non-employee directors would thereafter receive a fee of $1,000 for each Board meeting attended, and for each committee meeting attended in person by those Board members serving on committees of the Board occurring apart from a meeting of the full Board. The members of the Board are eligible for reimbursement for their travel expenses incurred in connection with attendance at Board and committee meetings in accordance with our policy.

Non-employee directors are eligible to participate in our 2000 Non-Employee Director Plan (the “Director Plan”). Pursuant to the Director Plan, all non-employee directors are automatically granted an option to purchase 10,000 shares of our common stock upon their election to our Board. Our non-employee directors will also be granted an option to purchase an additional 2,500 shares of our common stock each year following the date of our annual stockholders meeting, provided that if any non-employee director has not served in that capacity for the entire period since the preceding annual stockholders meeting, then the number of shares subject to the annual grant will be reduced, pro rata, for each full quarter the person did not serve during the previous period. All options under this plan expire after ten years and have an exercise price equal to the fair market value on the date of grant. These options vest over four years at the rate of 1/48 of the total grant per month. Our directors are also eligible to participate in our 2000 Equity Incentive Plan and our employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan.

During the last fiscal year, we granted options covering an aggregate of 18,750 shares to our non-employee directors. Of those options, 10,000 shares were granted at an exercise price of $3.52 per share and 8,750 shares were granted at an exercise price of $2.68 per share. The fair market of such common stock on the date of grant was the same as the exercise price per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of March 15, 2003 no options to purchase shares of our common stock had been exercised under the Director Plan.

All per-share amounts from all periods have been restated to reflect the 1 for 4 reverse stock split approved by our Board on June 26, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows, for the years ended December 31, 2002, 2001 and, 2000, compensation awarded or paid to or earned by the Named Executive Officers for services rendered by them as our executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)
Edward A. Keible, Jr. President, Chief Executive Officer and Director	2002 2001 2000	318,000 309,161 282,500	— — 231,000	874 2,006 671	317,174 74,777 110,250	1,712 3,060 223	(5) (5) (5)

Julianne M. Biagini Chief Financial Officer, Senior Vice President, Finance and Administration, and Corporate Secretary	2002 2001 2000	195,000 180,874 134,833	— — 83,393	401 1,099 80	140,248 62,560 20,000	1,800 3,060 1,657	(5) (5) (5)

Donald J. Dodson, Jr. (6) Former Chief Operating Officer and Senior Vice President	2002 2001 2000	187,654 227,346 161,667	— — 78,000	510 1,805 176	144,152 37,382 63,075	88,285 3,060 2,346	(7) (5) (4)

John J. Mikulsky Chief Marketing Officer and Senior Vice President, Market and Business Development	2002 2001 2000	225,000 211,971 188,333	— — 102,000	583 1,595 235	143,750 66,387 25,000	1,696 3,060 1,433	(5) (5) (5)

(1)	In accordance with rules promulgated by the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.
(2)	Represents insurance premiums paid by Endwave with respect to group life insurance for the benefit of the Named Executive Officers.
(3)	Share numbers reflect post-July 2002 Reverse Split figures. For 2001, includes 33,075, 17,250, 18,922 and 18,750 shares underlying Short-Term Options granted to Mr. Keible, Ms. Biagini, Mr. Dodson and Mr. Mikulsky, respectively, in connection with Endwave’s option exchange program, as described more fully in “Stock Option Grants and Exercises.”
(4)	Includes $1,375 in matching contributions paid by Endwave under our 401(k) plan and $971 in relocation payments paid by Endwave.
(5)	Represents matching contributions paid by Endwave under our 401(k) plan to the Named Executive Officers.
(6)	Mr. Dodson’s employment with us terminated on October 11, 2002.
(7)	Includes $36,109 for accrued vacation, $50,346 in severance payments and $1,830 in matching contributions paid by Endwave under our 401(k) plan.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth information regarding options granted to each Named Executive Officer during the year ended December 31, 2002. The information regarding stock options granted to Named Executive Officers as a percentage of total options granted to employees in 2002 is based on options to purchase a total of 1,740,057 shares that were granted to employees, consultants and directors in 2002, under our 2000 Equity Incentive Plan. No stock appreciation rights, stock purchase rights or restricted stock awards were granted during 2002.

In September 2001, we instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options in exchange for newly granted options on a one-to-one basis (the “Program”). On October 26, 2001, we granted under the 2000 Equity Incentive Plan options representing 30% of the cancelled options (the “Short-Term Options”) to those employees who elected to participate in the Program (the “Participants”). In April 2002, we granted, under the 2000 Equity Incentive Plan, options representing 70% of the cancelled options to the Participants. One-twelfth of the Short-Term Options vest each month after the date of grant. The Short-Term Options did not become exercisable until six months after the date of grant and expire 18 months after the date of grant. Options were granted by the Board of Directors at an exercise price equal to the fair market value of our common stock as of the date of grant, based on the closing sales price of our common stock as reported on the Nasdaq National Market on the date immediately preceding the date of grant. Options, other than the Short-Term Options, typically vest ratably on a quarterly basis over a four-year period and have a term of ten years.

OPTION GRANTS IN FISCAL YEAR 2002

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Sh)	Expiration Date		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
						5%	10%
Edward A. Keible, Jr.	77,174 240,000	4.4 13.8	3.20 1.21	4/26/12 7/24/12		18,751 182,631	37,955 462,823

Julianne M. Biagini	40,248 100,000	2.3 5.7	3.20 1.21	4/26/12 7/24/12		9,779 76,096	19,794 192,843

Donald J. Dodson, Jr.	44,152 100,000	2.5 5.7	3.20 1.21	4/26/12 7/24/12	(3) (3)	10,728 76,096	21,714 192,843

John J. Mikulsky	43,750 100,000	2.5 5.7	3.20 1.21	4/26/12 7/24/12		10,630 76,096	21,517 192,843

(1)	Options granted under the 2000 Equity Incentive Plan and under our 1992 Stock Option Plan will vest in accordance with our Officer Retention Plan, detailed in “Employment, Severance and Change of Control Agreements” below.
(2)	The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually for the entire term of the option and the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation less the exercise price, in accordance with the rules of the Commission, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(3)	The options terminated prior to expiration in connection with the Named Executive Officer’s departure from Endwave.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

No options were exercised by any of the Named Executive Officers in 2002. In addition, as of December 31, 2002 no Named Executive Officer held an option on December 31, 2002 with an exercise price per share lower than the price at which our common stock traded as of that date.

Employment, Severance and Change of Control Agreements

In March 2000, in connection with our merger with TRW Milliwave, Inc. (“TRW Milliwave”), the Board approved an Officer Retention Plan providing for the acceleration of vesting, under certain circumstances, of a portion of stock options granted to our officers under our 1992 Stock Option Plan and 2000 Equity Incentive Plan. In March 2002, the Officer Retention Plan was amended. Under the Officer Retention Plan, as amended, the unvested portion of each officer’s stock options granted prior to the merger with TRW Milliwave becomes vested and exercisable if we undergo a change in control or the officer is terminated without cause. In addition, a prorated portion of the unvested portion of each officer’s stock options granted after the merger with TRW Milliwave becomes vested and exercisable, based on years of employment. In addition, severance benefits will be paid to each officer if terminated without cause.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

During fiscal 2002, the Compensation Committee was composed of two non-employee directors: Mr. Pavey, Chairman of the Compensation Committee, and Ms. Sharer. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under Endwave’s 2000 Equity Incentive Plan. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of Endwave based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but exits the meeting for the final discussion concerning his own compensation.

Executive Compensation Principles

The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of Endwave’s stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2002 that considered both competitive and performance factors. Annual compensation of Endwave executives is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of other telecommunications companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by Endwave and the achievement of individual goals set for each executive officer. Bonuses, therefore, could be substantial, could vary significantly from year to year and could vary significantly among executive officers. Endwave’s Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for Endwave’s executive officers, and are intended to further incentivize, as well as reward, the executive officers.

1	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Endwave under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Base Salary

The Compensation Committee determined salaries for fiscal 2003 for all executive officers at its meeting on January 30, 2003. In determining the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Committee. In determining salaries for executive officers for fiscal 2003, the Compensation Committee relied on the evaluation and recommendations by Mr. Keible of each officer’s responsibilities for fiscal 2003 and performance and accomplishments during fiscal 2002, with the final determination of compensation for each executive officer being determined by the Compensation Committee. In making its determinations, the Compensation Committee utilizes the Radford Executive survey, which provides a comparison of salaries of Endwave’s executive officers to salaries listed for executive officers of companies that are comparable in geographic location, size and industry. For fiscal 2003, no adjustments were made to the salaries of executive officers.

Bonuses

On the basis of goals relating to Endwave’s financial performance and achievement of certain corporate goals, Endwave’s Compensation Committee establishes bonus targets for each Endwave officer at the beginning of each fiscal year. Based on the attainment of corporate goals and analysis of individual officers’ contributions during the fiscal year, the Compensation Committee determines final year-end bonuses, as appropriate, for Endwave’s executive officers following the end of Endwave’s fiscal year. For fiscal 2003, no bonuses were awarded to executive officers.

Chief Executive Officer Compensation

In general, the factors utilized in determining Mr. Keible’s compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was and continues to be subject to consistent, positive, long-term performance. For fiscal 2003, no adjustment was made to Mr. Keible’s salary.

Long Term Incentives

Endwave uses the 2000 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of Endwave’s stock. In determining the number of stock options to be granted to an executive officer, the Committee takes into account the officer’s position and level of responsibility within Endwave, the officer’s existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives necessary to retain the officer’s services for Endwave, the competitiveness of the officer’s overall compensation package and the performance of the officer. Based on a review of this mix of factors, in fiscal 2002 the Committee granted incentive stock options to the Named Executive Officers as follows: Mr. Keible (240,000 shares), Ms. Biagini (100,000 shares), Mr. Dodson (100,000 shares) and Mr. Mikulsky (100,000 shares).

Section 162(m) of the Internal Revenue Code limits Endwave to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under Endwave’s 2000 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Endwave’s common stock on the date of grant shall be rated as “performance-based compensation.”

Robert D. Pavey (Chairman)

Carol Herod Sharer

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Mr. Pavey and Ms. Sharer. Neither Mr. Pavey nor Ms. Sharer is or has been an officer or employee of Endwave. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

During fiscal 2002, the Audit Committee was composed of three non-employee directors: Mr. Winn, Chairman of the Audit Committee, Mr. Pavey and Ms. Sharer. The Audit Committee reviews Endwave’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Endwave’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors, the auditor’s independence from Endwave and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

The Audit Committee discussed with Endwave’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Endwave’s internal controls, and the overall quality of Endwave’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Endwave’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Endwave’s independent auditors.

Edward C.V. Winn (Chairman)

Robert D. Pavey

Carol Herod Sharer

2	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Endwave under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON3

The following graph shows the value as of our most recent fiscal year end of an investment of $100 in cash on October 17, 2000, the first day of regular trading of our common stock on Nasdaq of (i) our common stock, (ii) the Nasdaq Stock Market Index (U.S. Companies) and (iii) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of dividends paid, if any, and are calculated daily as of the end of each trading day:

Comparison of 26 month cumulative total return among

Endwave Corporation,

the Nasdaq Stock Market Index (U.S. companies)

and the Nasdaq Telecommunications Index

3	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Endwave under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Indemnification

Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. The Bylaws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

Transactions with Northrup Grumman Corporation, TRW Inc. and Velocium

In connection with our merger with TRW Milliwave in March 2000, we also entered into the agreements with TRW Inc. (“TRW”), which was subsequently acquired by Northrop Grumman Corporation. As a result of the acquisition, TRW Inc. is now named Northrop Grumman Space & Mission Systems Corp (“Northrop Grumman S&MS”). Northrop Grumman S&MS is a stockholder of Endwave owning more than 5% of our common stock.

We entered into a supply agreement, which provides for the purchase from TRW of specified gallium arsenide wafers. The supply agreement provides us with discounted per wafer pricing when we order specified levels of these gallium arsenide wafers and provides for increased pricing when it orders less than that volume of wafers. The quantities and prices specified are quarterly amounts and the prices, both discounted and standard pricing, decrease throughout the life of the contract. In the years ended December 31, 2002 and 2001 we purchased wafers from TRW under this agreement for aggregate amounts of $7.2 million and $11.6 million, respectively.

We also entered into a services agreement for the provision of technical support related to the development and production of products by us incorporating TRW-produced devices, which also includes licensed rights to related later developed intellectual property. In the year ended December 31, 2002, we incurred no expenses under this agreement.

In March 2000, we also entered into three agreements with TRW to provide RF subsystems in fulfillment of two agreements between TRW and Nokia, and one agreement between TRW and Nortel Networks. One of TRW’s agreements with Nokia, and TRW’s agreement with Nortel Networks were terminated as of December 31, 2000, as well as our corresponding agreements with TRW. All obligations under TRW’s agreement with Nokia, and our corresponding agreement with TRW were complete in January 2002. These agreements with TRW, which correspond to TRW’s agreements with Nokia and Nortel Networks contained warranty and product liability provisions relating to products delivered by us to Nokia and Nortel Networks under our agreements with TRW. In the year ended December 31, 2002, we recognized $74,000 in revenues attributable to the TRW agreement relating to Nokia.

In connection with the above agreements, we entered into a license agreement providing for the use of TRW intellectual property in products we produced for Nokia and Nortel Networks pursuant to our agreements with TRW relating to these customers as described above.

In December 2001, we entered into an agreement with TRW to repair RF subsystems previously supplied by TRW to Nokia. This agreement terminates on completion of the repair of all units requiring repair. In the year ended December 31, 2002 and 2001, we recognized revenues of approximately $837,122 and $52,000 attributable to this agreement, respectively.

Some radios, incorporating our transceivers, manufactured and shipped by one of our customers are experiencing degraded performance after installation in the field. The cause of the degradation has been identified to be a faulty electronic component supplied by one of our vendors. We believe the cause of the component’s out of specification performance has been identified and corrected. Although the transceiver products were delivered under a contract between Endwave and the customer, the component supplier has agreed to compensate our customer for the “indirect costs” associated with the repair and replacement of the degraded radios and modules. These “indirect costs” include the costs associated with removing and replacing the radios in the field as well as removing and replacing the transceiver module in the radio. Subsequently we have reached an agreement with the component supplier to share a portion of these repair and replacement costs. During 2001, we provided a $4.3 million warranty charge to cover the actual repair of the transceivers containing faulty components. While we believe that this reserve is adequate to cover our actual repair costs, may not be adequate to fully cover all liability for our share of the “indirect costs.”

Other Transactions

In October 2002, we entered into a separation agreement with Mr. Donald Dodson. Pursuant to the agreement, we made severance payments totaling $50,346 and accelerated vesting on 148,772 options held by Mr. Dodson, in accordance with our Officer Retention Plan. The Officer Retention Plan is described in further detail in “Executive Compensation — Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Endwave stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you are subject to “householding” and wish to receive a separate copy of this proxy statement, direct your written request to Endwave Corporation, Leslie Bigler, 990 Almanor Avenue, Sunnyvale, CA 94085 or contact Ms. Bigler at (408) 522-3100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Julianne M. Biagini

Corporate Secretary

June 11, 2003

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Investor Relations, Endwave Corporation, 990 Almanor Avenue, Sunnyvale, California, 94085.

APPENDIX A

ENDWAVE CORPORATION — CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

The purpose of the Audit Committee of the Board of Directors of Endwave Corporation, a Delaware corporation (the “Company”), shall be to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company’s financial management and internal auditors.

COMPOSITION AND ORGANIZATION

The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market applicable to Audit Committee members. To the extent mandated by the requirements of the Nasdaq National Market and the Securities Exchange Act of 1934, as amended, at least one member of the Audit Committee shall be a “financial expert” within the meaning of such requirements.

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

AUTHORITY

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to request that any of the Company’s outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including the outside auditors) on behalf of the Board and to report the results of these activities to the Board. It shall be the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to audit those financial statements and for reviewing the Company’s unaudited interim financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements are complete and accurate or conform to generally accepted accounting principles.

In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit

Committee, the Committee shall be charged with the following functions and processes, with the understanding, however that the Committee may supplement or deviate from these activities as appropriate under the circumstances:

1.    To evaluate the performance of the Company’s outside auditors, to consider their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2.    To review and approve the engagement of the outside auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

3.    To review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4.    To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit as required by applicable law.

5.    At least annually, to receive written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

6.    To consider and, if deemed appropriate, adopt a policy regarding committee preapproval of employment by the Company of individuals formerly employed by the Company’s outside auditors.

7.    To review, upon completion of the audit, the financial statements and disclosures to be included in the Company’s Annual Report on Form 10-K.

8.    To discuss with the outside auditors and management, as appropriate, the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether “passed” or implemented in the financial statements), the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61.

9.    To discuss with management and the outside auditors the results of the auditors’ review of the Company’s quarterly financial statements, prior to release of earnings, to the extent practicable, or filing of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10.    To discuss with management and the outside auditors, as appropriate, the Company’s disclosures contained in earnings press releases and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission, prior to their filing.

11.    To review with management and the outside auditors major issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

12.    To review and discuss with management and the outside auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

13.    To evaluate the cooperation received by the outside auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

14.    To review with the outside auditors any management letter provided by the auditors and management’s response, if any, to such letter.

15.    To resolve any conflicts or disagreements between management and the outside auditors regarding financial reporting, accounting practices or policies.

16.    To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect (including any special audit steps taken in the even of material control deficiencies).

17.    To confer with the outside auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee.

18.    To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and accounting policies.

19.    To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.    To direct counsel, the outside auditors and management to brief the Committee on significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and polices and to discuss any such matters brought to the Committee’s attention with counsel, the outside auditors or management, as appropriate.

21.    To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

22.    To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

23.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

24.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

25.    To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s independent auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

26.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

PROXY

ENDWAVE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For The Annual Meeting of Stockholders

To be held July 22, 2003

The undersigned hereby appoints Edward A. Keible, Jr. and Julianne M. Biagini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endwave Corporation to be held at the corporate headquarters of Endwave Corporation in Sunnyvale, California, on Tuesday, July 22, 2003 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

(continued on reverse side)

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

☐	FOR the nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for the nominees listed below.

Nominees:	Edward A. Keible, Jr.
Edward C. V. Winn

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.	To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated:                                                                          , 2003

Signature(s)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.